UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2012

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 30, 2012, Vanguard Natural Resources, LLC (the “Company”) and VNR Finance Corp. (“VNR Finance” and, together the Company, the “Issuers”) and certain subsidiary guarantors of the Company (the “Subsidiary Guarantors” and, together with the Issuers, the “Vanguard Parties”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the public offering of $350 million aggregate principal amount of the Issuers’ 7.875% senior notes due 2020 (the “Notes”) at a price to the public of 99.274% of the face amount of the Notes.  The offering was made pursuant to a Registration Statement on Form S-3 (File No. 333-179050) which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on January 18, 2012.

The offering of the Notes closed on April 4, 2012.  A portion of the net proceeds from the offering was used to repay all indebtedness outstanding under the Company’s senior secured second lien term loan facility, and the balance was applied to outstanding borrowings under the Company’s senior secured reserve-based credit facility.

The Underwriting Agreement contains customary representations, warranties and agreements by the Vanguard Parties, and customary conditions to closing, indemnification obligations of the Vanguard Parties and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

The Underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In particular, an affiliate of Citigroup Global Markets Inc. is the administrative agent under the Company’s senior secured reserve-based credit facility and its senior secured second lien term loan facility, for which it receives customary compensation and indemnity.  In addition, affiliates of all of the Underwriters are lenders under the Company’s senior secured reserve-based credit facility and/or the senior secured second lien term loan facility and will receive a portion of the proceeds from this offering through the repayment of indebtedness under those credit facilities.

Indenture

On April 4, 2012, the Issuers completed the public offering of the Notes, which are unconditionally guaranteed, jointly and severally, on an unsecured basis by each of the Subsidiary Guarantors.

The terms of the Notes are governed by the Indenture, dated as of April 4, 2012 (the “Base Indenture”), by and among the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of April 4, 2012 (the “First Supplemental Indenture”), by and among the Issuers, the Subsidiary Guarantors and the Trustee, setting forth the specific terms applicable to the Notes. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture.” Interest on the Notes will accrue from April 4, 2012 and will be payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2012.

The Notes rank equally in right of payment with all of the Issuers’ existing and future senior indebtedness and senior to any subordinated debt that the Issuers may incur. The guarantees rank equally in right of payment to all of the Subsidiary Guarantors’ existing and future senior indebtedness.

At any time prior to April 1, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture, but in an amount not greater than the net cash proceeds of certain equity offerings by the Company, at a redemption price equal to 107.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that:

(i)  at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)  the redemption occurs within 180 days of the date of the closing of such equity offering.

On or after April 1, 2016, the Issuers may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2016	103.93750%
2017	101.96875%
2018 and thereafter	100.00000%

At any time prior to April 1, 2016, the Issuers may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium, as defined in the Indenture, as of, and accrued and unpaid interest to, the date of redemption.

The Indenture contains covenants that will limit the ability of the Issuers and the Subsidiary Guarantors to (i) incur, assume or guarantee additional indebtedness or issue preferred units; (ii) create liens to secure indebtedness; (iii) make distributions on, purchase or redeem the Company’s common units or purchase or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; (viii) enter into transactions with affiliates; or (ix) create unrestricted subsidiaries.  These covenants are subject to important exceptions and qualifications.  If the Notes achieve an investment grade rating from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default under the Indenture exists, many of the foregoing covenants will terminate.

The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Issuers or any of the Subsidiary Guarantors. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If an event of default arises from certain events of bankruptcy or insolvency, with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

Other material terms of the Notes, the Indenture and the First Supplemental Indenture are described in the prospectus supplement dated March 30, 2012, as filed with the Commission on April 3, 2012. The foregoing descriptions of the Base Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On March 30, 2012, pursuant to a Unit Exchange Agreement, dated February 21, 2012, the Company and its wholly-owned subsidiary, Vanguard Natural Gas, LLC, closed the exchange of their ownership interest in Ariana Energy, LLC and Trust Energy Company, LLC, which held the Company’s natural gas and oil assets in the Appalachian Basin (the “Exchange Assets”), with Majeed S. Nami Personal Endowment Trust and Majeed S. Nami Irrevocable Trust for 1.9 million of the Company’s common units.

The Exchange Assets consisted of approximately 37 Bcfe, of which 92% was natural gas reserves and 65% were proved developed. The production from the assets was approximately 7,500 Mcfe per day, of which 84% was natural gas. The transaction had an effective date of January 1, 2012.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1
Underwriting Agreement dated March 30, 2012, by and among Vanguard Natural Resources, LLC, VNR Finance Corp., the subsidiary guarantors party thereto and Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc., as representatives of the several underwriters named therein.

Exhibit 4.1
Indenture, dated as of April 4, 2012, among Vanguard Natural Resources, LLC and VNR Finance Corp., as Issuers, the Subsidiary Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee.

Exhibit 4.2
First Supplemental Indenture, dated as of April 4, 2012, among Vanguard Natural Resources, LLC and VNR Finance Corp., as Issuers, the Subsidiary Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee.

Exhibit 4.3	Form of 7.875% Senior Notes due 2020 (included as Exhibit A to Exhibit 4.2).
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the notes.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

By:                         /s/ Scott W. Smith
Name:                    Scott W. Smith
Title:                      President, Chief Executive Officer and Director
April 4, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1
Underwriting Agreement dated March 30, 2012, by and among Vanguard Natural Resources, LLC, VNR Finance Corp., the subsidiary guarantors party thereto and Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc., as representatives of the several underwriters named therein.

Exhibit 4.1
Indenture, dated as of April 4, 2012, among Vanguard Natural Resources, LLC and VNR Finance Corp., as Issuers, the Subsidiary Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee.

Exhibit 4.2
First Supplemental Indenture, dated as of April 4, 2012, among Vanguard Natural Resources, LLC and VNR Finance Corp., as Issuers, the Subsidiary Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee.

Exhibit 4.3	Form of 7.875% Senior Notes due 2020 (included as Exhibit A to Exhibit 4.2).
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the notes.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).